Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Oil States International, Inc. of our reports dated February 22, 2011 with respect to the consolidated financial statements of Oil States International, Inc. and the effectiveness of internal control over financial reporting of Oil States International, Inc., included in the 2010 Annual Report to Shareholders of Oil States International, Inc.
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-88674) of Oil States International, Inc.

2)	Registration Statement (Form S-3 No. 333-83852) of Oil States International, Inc.

3)	Registration Statement (Form S-3 No. 333-126485) of Oil States International, Inc.

4)	Registration Statements (Form S-8 No. 333-57960, Form S-8 No. 333-97041, Form S-8 No. 333-134312 and Form S-8 No. 333-152694) pertaining to the 2001 Equity Participation Plan of Oil States International, Inc. and

5)	Registration Statement (Form S-8 No. 333-63050), pertaining to the Deferred Compensation Plan of Oil States International, Inc. ;
of our reports dated February 22, 2011, with respect to the consolidated financial statements of Oil States International, Inc. and the effectiveness of internal control over financial reporting of Oil States International, Inc., incorporated by reference in this Annual Report (Form 10-K) of Oil States International, Inc. for the year ended December 31, 2010.

/s/Ernst & Young, LLP ERNST & YOUNG, LLP
Houston, Texas
February 22, 2011